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                 ARTICLES OF AMENDMENT         FILED
                                           00 SEP 28  AM 9:40
                    WRITTEN ACTIONS        SECRETARY OF STATE
                        OF THE             TALLAHASSEE, FLORIDA
                  BOARD OF DIRECTORS
                  NETWORTHUSA.COM, INC.

The undersigned, being the Board of Directors of NETWORTHUSA,COM, INC., A Florida Corporation, pursuant to the provisions of the Florida Business Corporation Act, by their unanimous written consent, approval and affirmative vote hereby given, made and cast, hereby take the following actions:

Consent: Each of the undersigned Directors hereby waive the calling of, notice of, a statement of purposes of and business to be transacted, the holding of and attendance at regular or special meeting of the Board of Directors of this corporation to accomplish the following purpose:

             AMENDMENT OF THE ARTICLES OF INCORPORATION
             -------------------------------------------

Whereas the Corporation desires to change its name to EBUX, INC.

BE IT RESOLVED, THAT:

1. The Articles of Incorporation be amended to change the name of the Corporation from "NETWORTHUSA.COM, INC."
     TO "EBUX, INC."

2. This proposed amendment was put forth before the majority of the shareholders of the Corporation for approval without a meeting pursuant to Florida Business
    Corporation Act, Section 607.0704.

3.  The date of this shareholders meeting was April 5, 2000.

4. Any officer or director of the Corporation is hereby authorized, empowered and directed, in the name of an behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate or expedient to accomplish the purposes and intent of the foregoing resolutions.

DATED this 15th day of September, 2000.

BY THE BOARD:
                                   /s/ David R. Miller
                                   ------------------------
                                   David R. Miller

                                   /s/ Andre Pierrad
                                   ------------------------
                                   Andre Pierrad
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